EXHIBIT 5.1

                   BUCHANAN INGERSOLL PROFESSIONAL CORPORATION

October 24, 2002

Board of Directors
Radio One, Inc.
5900 Princess Garden Parkway
8th Floor
Lanham, MD  20706

Ladies and Gentlemen:

       We have acted as counsel to Radio One, Inc., a Delaware corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of up to 2,000,000 additional shares (the "Shares") of the Corporation's Class D common stock, par value $.001 per share (the "Common Stock"), pursuant to the terms of the Radio One, Inc. Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan (the "Plan").

       In connection with such proposed issuance, we have examined the Plan, the Amended and Restated Certificate of Incorporation of the Corporation, as amended, the Amended and Restated Bylaws of the Corporation, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 covering the issuance of the Common Stock, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

       Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Shares have been duly issued and delivered pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving this consent, we are not admitting that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                              Very truly yours,

                                              BUCHANAN INGERSOLL
                                              PROFESSIONAL CORPORATION

                                              By: /s/ Ronald Basso
                                                  ------------------------------
                                                  Ronald Basso